Exhibit 99.1

HANDY & HARMAN LTD. COMPLETES ACQUISITION OF JPS INDUSTRIES, INC.

WHITE PLAINS, New York – July 2, 2015 — Handy & Harman Ltd. (NASDAQ: HNH) (“HNH”), a diversified global industrial company, and JPS Industries, Inc. (formerly Pink Sheets: JPST) (the “Company” or “JPS”), a leading manufacturer of composite materials, announced today the successful completion of HNH’s acquisition of JPS.  Under the terms of the parties’ merger agreement, at the effective time of the merger, each outstanding share of JPS common stock (other than shares owned by HNH and its affiliates) was converted into the right to receive $11.00 per share in cash.

Warren Lichtenstein, Chairman of HNH and Executive Chairman of Steel Partners Holdings L.P. (NYSE: SPLP), the parent company of HNH, stated, “After being an investor in JPS for over 14 years, we are very pleased to have completed this merger, and we look forward to working with Gary Wallace, President of JPS Composites, and all of JPS’s employees.”

To receive the $11.00 per share merger consideration, JPS stockholders must complete a letter of transmittal that will be sent to them by American Stock Transfer & Trust Company, LLC, the paying agent for the merger, and deliver the letter of transmittal, the stock certificates formerly representing their shares of JPS common stock and any other required documents to the paying agent, in accordance with the instructions that appear in the letter of transmittal

The acquisition of JPS was effected by HNH’s wholly owned subsidiary, Handy & Harman Group, Ltd. (“HNH Group”), through one of HNH Group’s subsidiaries, HNH Group Acquisition LLC.  Following the consummation of the merger, pursuant to a separate agreement between HNH Group and SPH Group Holdings LLC (“SPHG Holdings”) (a subsidiary of Steel Partners Holdings L.P.), SPHG Holdings will exchange its shares of JPS common stock for shares of common stock of HNH, based on an $11.00 per share valuation for the JPS shares, so that HNH Group will own 100% of the shares of JPS.

Olshan Frome Wolosky LLP served as legal counsel to HNH.  Houlihan Lokey acted as financial advisor to JPS, and O’Melveny & Myers LLP and Wyche P.A. acted as legal counsel to the Special Committee of the Board of Directors of JPS and JPS, respectively.

Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that reflect HNH’s current expectations and projections about its future results, performance, prospects, and opportunities. HNH has tried to identify these forward-looking statements by using words such as “may,” “should,” “expect,” “hope,” “anticipate,” “believe,” “intend,” “plan,” “estimate,” and similar expressions. These forward-looking statements are based on information currently available to HNH and are subject to a number of risks, uncertainties, and other factors that could cause its actual results, performance, prospects, or opportunities in 2015 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements. These factors include, without limitation, HNH’s need for additional financing and the terms and conditions of any financing that is consummated, customers’ acceptance of its new and existing products, the risk that HNH will not be able to compete successfully, the possible volatility of HNH’s stock price, and the potential fluctuation in its operating results. Although HNH believes that the expectations reflected in these forward-looking statements are reasonable and achievable, such statements involve significant risks and uncertainties, and no assurance can be given that the actual results will be consistent with these forward-looking statements. Investors should read carefully the factors described in the “Risk Factors” section of HNH’s filings with the SEC, including HNH’s Form 10-K for the year ended December 31, 2014, for information regarding risk factors that could affect HNH’s results. Except as otherwise required by Federal securities laws, HNH undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances, or any other reason.

About Handy & Harman Ltd.

Handy & Harman Ltd. is a diversified manufacturer of engineered niche industrial products with leading market positions in many of the markets it serves. Through its wholly-owned operating subsidiaries, HNH focuses on high margin products and innovative technology and serves customers across a wide range of end markets. HNH’s diverse product offerings are marketed throughout the United States and internationally.

HNH’s companies are organized into four businesses: Joining Materials, Tubing, Building Materials and Kasco.

HNH sells its products and services through direct sales forces, distributors, and manufacturer’s representatives. HNH serves a diverse customer base, including the construction, electrical, transportation, utility, medical, oil and gas exploration and food industries.

HNH’s business strategy is to enhance the growth and profitability of the HNH business units and to build upon their strengths through internal growth and strategic acquisitions. Management expects HNH to continue to focus on high margin products and innovative technology. Management has evaluated and will continue to evaluate, from time to time, potential strategic and opportunistic acquisition opportunities, as well as the potential sale of certain businesses and assets.

HNH is based in White Plains, N.Y., and its common stock is listed on the NASDAQ Capital Market under the symbol HNH. Website: www.handyharman.com

About JPS Industries, Inc.

JPS Industries, Inc. is a major U.S. manufacturer of sheet and mechanically formed glass and aramid materials for specialty applications in a wide expanse of markets requiring highly engineered products.  JPS's products are used in a wide range of applications including: advanced composite materials; civilian and military aerospace components; printed electronic circuit boards; filtration and insulation products; specialty commercial construction substrates; automotive and industrial components; soft body armor for civilian and military applications.  Headquartered in Greenville, South Carolina, the Company operates three manufacturing locations in Anderson and Slater, South Carolina and Statesville, North Carolina.

Contact

James F. McCabe, Jr., Senior Vice President and Chief Financial Officer, Handy & Harman Ltd.
212-520-2300
jmccabe@steelpartners.com